Exhibit 3.57

371-083-7

2004 NOV 24 PM 2:02

FILED
SECRETARY OF STATE
KANSAS

ARTICLES OF ORGANIZATION

OF

QLD INVESTMENT PROPERTIES

WICHITA TECHNOLOGY GROUP, L.L.C.

The undersigned, for the purpose of forming a limited liability company under the Kansas Limited Liability Company Act, hereby adopts the following Articles of Organization:

ARTICLE I

The name of the limited liability company is QLD INVESTMENT PROPERTIES WICHITA TECHNOLOGY GROUP, L.L.C. (the "Company").

ARTICLE II

The purposes for which the Company is organized include: (a) to transact all lawful business for which a limited liability company may be organized under Section 17-7601 to Section 17-7652 of the Kansas limited liability company act, and (b) without limiting the generality of the foregoing, to deal in computer data and related technological hosting services. The enumeration of purposes and powers herein shall not be deemed to exclude or in any way limit by inference any purposes or powers which this Company has power to exercise, whether expressly by the laws of the State of Kansas, now or hereafter in effect or implied by any reasonable construction of such laws.

ARTICLE III

The address, including street and number, if any, of the registered office and name of the registered agent in the State of Kansas is:

Chad L. Williams, LLC

Managing Member/Member

12851 Foster, Suite 201

Overland Park, Johnson County, Kansas 66213

ARTICLE IV

The management of the Company is vested in a designated Managing Member(s), and not in the individual members, and the Managing Member(s) shall have the right and authority to manage the affairs of the Company and make decisions with respect thereto to the extent provided in the operating agreement. The names and addresses of each person who is a manager and each member who owns a twenty percent or greater interest in the capital or profits of the limited liability company are:

11-29-2004	07:41:00
051	$165.00
3039	01
3710837	PP

01013760

Chad L. Williams, LLC

Managing Member/Member

12851 Foster, Suite 201

Overland Park, Johnson County, Kansas 66213

ARTICLE V

The latest date on which the Company is to dissolve is December 31, 2029.

ARTICLE VI

The name and address of the organiser of the Company is:

Chad L. Williams, LLC

Managing Member/Member

12851 Foster, Suite 201

Overland Park, Johnson County, Kansas 66213

ARTICLE VII

A.             A Managing Member of this Company shall not be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a Managing Member except for liability, (i) for any breach of the Managing Member's duty of loyalty to the Company or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for a transaction from which the Managing Member derived an improper personal benefit.

B.             Each individual who is or was a Managing Member of the Company (and the heirs, executors, personal representatives or administrators of such individual) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Managing Member of the Company or is or was serving at the request of the Company as a Managing Member, director, officer, partner, trustee, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise ("Indemnitee"), shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended. In addition to the indemnification conferred in this Article, the Indenmitee shall also be entitled to have paid directly by the Company the expenses reasonably incurred in defending any such proceeding against such Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended. The right to indemnification conferred in this Article shall be a contract right.

C.             The Company may, by action of the Managing Member, provide indemnification to such of the officers, employees and agents of the Company to such extent and to such effect as the Managing Member shall determine to be appropriate and authorized by applicable law.

2

D.             The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of organization or operating agreement of the Company, agreement, vote of members or disinterested Managing Member, or otherwise.

E.             Any repeal or amendment of this Article by the members of the Company shall not adversely affect any right or protection of a Managing Member or officer existing at the time of such repeal or amendment.

ARTICLE VIII

Solely for purposes of filing federal and state income tax returns and for the purpose of determining income tax treatment under the Internal Revenue Code of 1986, as amended, the Company shall be considered a partnership rather than a corporation. The Members shall not be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, other than for federal and state income tax purposes, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

The undersigned organizer hereby affirms, under the penalties of perjury, that the facts stated in these Articles of Organization are true and that the undersigned is duly authorized to execute these Articles on this 20 day of October, 2004.

ORGANIZER:

CHAD L. WLLLIAMS, L.L.C.

By	/s/ Chad L. Williams
Chad L. Williams,
Managing Member/Member

3

371-083-7	53-03

2009 OCT 23 AM 8:26

FILED
SECRETARY OF STATE
KANSAS

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

QLD INVESTMENT PROPERTIES

WICHITA TECHNOLOGY GROUP, L.L.C.

The undersigned, pursuant to section 17-7680 of the Kansas revised limited liability company act, hereby amends and restates the following Articles of Organization:

ARTICLE I

The name of the limited liability company is QLD INVESTMENT PROPERTIES WICHITA TECHNOLOGY GROUP, L.L.C (the "Company"), which was formed on November 24, 2004.

ARTICLE II

The purposes for which the Company is organized include: (a) to transact ail lawful business for which a limited liability company may be organized under the Kansas revised limited liability company act, and (b) without limiting the generality of the foregoing, to deal in computer data and related technological hosting services. The enumeration of purposes and powers herein shall not be deemed to exclude or in any way limit by inference any purposes or powers which this Company has power to exercise, whether expressly by the laws of the State of Kansas, now or hereafter in effect or implied by any reasonable construction of such laws.

ARTICLE III

The address, including street and number, if any, of the registered office and name of the registered agent in the State of Kansas is:

Shirley E. Goza

QualityTech, LP

12851 Foster, Suite 205

Overland Park, Johnson County, Kansas 66213

ARTICLE IV

The management of the Company is vested in its Member(s).

ARTICLE V

The name and address of the organizer of the Company is:

Chad L. Williams, LLC

12851 Foster, Suite 205

Overland Park, Johnson County, Kansas 66213

10-23-2009	10:42:00
4134 01	$35.00
053 003 AA	3
FILE# : 3710837	FILED BY KS SOS

02520200

The undersigned hereby affirms, under the penalties of perjury, that the fool slated in these Amended and Restated Articles of Organization are true and that the undersigned is duly authorized to execute these Articles on line 23rd day of October, 2009.

QUALITYTECH, LP
It’s sole member

By:	Quality Tech GP, LLc, its solo general partner

	By:	/s/ Chad L.Williams
	Name:	Chad L.Williams
	Title:	Chief Executive Officer

Signature Page to First Amended and Restated Articles of Organization of
QLD Investment Properties Wichita Technology Group, L.L.C.

371-083-7	53-07
423-312-8(s)

2009 OCT 23 PM 3: 26

FILED
SECRETARY OF STATE
KANSAS

CERTIFICATE OF MERGER

OF

QLD INVESTMENT PROPERTIES WICHITA TECHNOLOGY GROUP, L.L.C.

INTO

QUALITY TECHNOLOGY SERVICES WICHITA, LLC

Pursuant to Section 17-7681 of the Revised Kansas Limited Liability Company Act, QLD Investment Properties Wichita Technology Group, L.L.C., a Kansas limited liability company (the "Company"), does hereby certify to the following facts relating to the merger of Quality Technology Services Wichita, LLC, a Delaware limited liability company (the "Merger Party"), with and into the Company, with the Company surviving (the "Merger"):

FIRST: that the name and jurisdiction of formation or organization of each constituent entity that is a party to the Merger is as follows:

Name	Jurisdiction of Formation

QLD Investment Properties Wichita Technology Group, L.L.C.	Kansas

Quality Technology Services Wichita, LLC	Delaware

SECOND: that an Agreement and Plan of Merger has been approved and executed by the Company and the Merger Party in accordance with Section 17-7681 of the Revised Kansas Limited Liability Company Act.

THIRD: that the name of the surviving limited liability company shall be "QLD Investment Properties Wichita Technology Group, L.L.C."

FOURTH: that the Merger shall become effective on October 23, 2009, at 5:00 PM (Eastern Daylight Time).

FIFTH: that the executed Agreement and Plan of Merger is on file at the place of business of the Company at the following address:

QLD Investment Properties Wichita Technology Group, L.L.C.

c/o QualityTech, LP

12851 Foster Street, Suite 205

Overland Park, Kansas 66213

SIXTH: that the Company will furnish a copy of the Agreement and Plan of Merger on request and without cost to any member of the Company or the Merger Party.

10-23-2009	14:17:00
4293 01	$75.00
053 007 AA	3
FILE# : 4233128	FILED BY KS SOS

02520374

 IN WITNESS WHEREOF, QLD Investment Properties Wichita Technology Group, L.L.C. has caused this Certificate of Merger to be duly executed as of this 23 day of October, 2009.

QLD INVESTMENT PROPERTIES WICHITA
TECHNOLOGY GROUP, L.L.C.

By:	/s/ Chad L. Williams
Name:	Chad L. Williams
Title:	Chief Executive Officer and Authorized Person

371-083-7

2009 OCT 27 PM 12:19

FILED
SECRETARY OF STATE
KANSAS

Contact Information	KANSAS SECRETARY OF STATE Corrected Document	COR
Kansas Secretary of State
Ron Thornburgh		53-20
Memorial Hall, 1st Floor

120 S.W. 10th Avenue	All Information must be completed or this document will not be accepted for filing.
Topeka, KS 66612
(785) 296-4564
kssos@kssos.org
www.kssos.org

10-27-2009	14:22:00
4852 01	$75.00
053 020 MX	3
FILE#: 3710837	FILED BY KS SOS

02521661

1.	Business entity name:

QLD INVESTMENT PROPERTIES WICHITA TECHNOLOGY GROUP, L.L.C.

2.	Business Entity ID No.:	3710837

3.	Specify the filed document that needs to be corrected:
Provide the type and date of that filing.

Certificate of Merger

10/23/2009

4.	Specify the inaccuracy or defect in the document to be corrected:

The entitles in the title of the document should be reversed as QLD Investment Properties Wichita Technology

Group, L.L.C. is the survivor of the merger.

5.	Attach the entire document in its corrected form:

Instructions

1.	Submit this form with the entire corrected document and the filing fee appropriate to the document being corrected.

2.	Please contact the Customer Service Team at (785) 296-4564 if you have any questions.

423-312-8

371-083-7(S)

CERTIFICATE OF MERGER

OF

QUALITY TECHNOLOGY SERVICES WICHITA, LLC

INTO

QLD INVESTMENT PROPERTIES WICHITA TECHNOLOGY GROUP, L.L.C.

Pursuant to Section 17-7681 of the Revised Kansas Limited Liability Company Act, QLD Investment Properties Wichita Technology Group, L.L.C., a Kansas limited liability company (the "Company"), does hereby certify to the following facts relating to the merger of Quality Technology Services Wichita, LLC, a Delaware limited liability company (the “Merger Party”), with and into the Company, with the Company surviving (the "Merger"):

FIRST: that the name and jurisdiction of formation or organization of each constituent entity that is a party to the Merger is as follows:

Name	Jurisdiction of Formation

QLD Investment Properties Wichita Technology Group, L.L.C.	Kansas

Quality Technology Services Wichita, LLC	Delaware

SECOND: that an Agreement and Plan of Merger has been approved and executed by the Company and the Merger Party in accordance with Section 17-7681 of the Revised Kansas Limited Liability Company Act.

THIRD: that the name of the surviving limited liability company shall be "QLD Investment Properties Wichita Technology Group, L.L.C."

FOURTH: that the Merger shall become effective on October 23, 2009, at 5:00 PM (Eastern Daylight Time).

FIFTH: that the executed Agreement and Plan of Merger is on file at the place of business of the Company at the following address:

QLD Investment Properties Wichita Technology Group, L.L.C.

c/o QualityTech, LP

12851 Foster Street, Suite 205

Overland Park, Kansas 66213

SIXTH: that the Company will furnish a copy of the Agreement and Plan of Merger on request and without cost to any member of the Company or the Merger Party.

IN WITNESS WHEREOF, QLD Investment Properties Wichita Technology Group, L.L.C. has caused this Certificate of Merger to be duly executed as of this 23rd day of October, 2009.

QLD INVESTMENT PROPERTIES WICHITA
TECHNOLOGY GROUP, L.L.C.

By:	/s/ Chad L. Williams
Name:	Chad L. Williams
Title:	Chief Executive Officer and Authorized Person